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                                                                    Exhibit 99.1

                           CALIFORNIA MICROWAVE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                                         Three Months Ended
                                                         -------------------------------------------------
                                                           SEP-30      DEC-31         MAR-31       JUN-30
                                                            1997        1997           1998         1998
                                                         --------     --------       --------     --------
Revenue                                                  $ 39,258     $ 45,955       $ 44,340     $ 45,747
Costs of revenue                                           23,860       26,948         27,037       34,564
                                                         --------     --------       --------     --------
Gross margin                                               15,398       19,007         17,303       11,183

Expenses:
Research and development                                    4,194        4,550          4,459        4,783
Sales, marketing and administration                         8,305       11,753          9,055       11,002
Amortization of intangible assets                             344          344            344          345
Restructuring and other charges                                --           --             --        4,055
                                                         --------     --------       --------     --------
       Total expenses                                      12,843       16,647         13,858       20,185
                                                         --------     --------       --------     --------
Operating income (loss)                                     2,555        2,360          3,445       (9,002)

Interest expense, net                                      (1,113)        (893)          (880)        (773)

Income (loss) from continuing operations
   before income taxes                                      1,442        1,467          2,565       (9,775)
Provision for (benefit from) income taxes                     519          529            912       (6,019)
                                                         --------     --------       --------     --------
Income (loss) from continuing operations                      923          938          1,653       (3,756)

Discontinued Operations:
Income (loss) from discontinued operations,
   net of income taxes                                      1,389          934          1,452         (260)
Gain (loss) on disposal, net of income taxes                   --           --        (12,500)       1,467
                                                         --------     --------       --------     --------
                                                            1,389          934        (11,048)       1,207
                                                         --------     --------       --------     --------
Net income (loss)                                        $  2,312     $  1,872       $ (9,395)    $ (2,549)
                                                         ========     ========       ========     ========

Basic earnings (loss) per share:
Income (loss) from continuing operations                 $   0.06     $   0.06       $   0.10     $  (0.24)
Income (loss) from discontinued operations                   0.08         0.06          (0.67)        0.08
                                                         --------     --------       --------     --------
Net income (loss)                                        $   0.14     $   0.11       $  (0.57)    $  (0.16)
                                                         ========     ========       ========     ========

Weighted average common shares                             16,495       16,526         16,505       15,926

Diluted earnings (loss) per share:
Income (loss) from continuing operations                 $   0.06     $   0.06       $   0.10     $  (0.24)
Income (loss) from discontinued operations                   0.08         0.06          (0.66)        0.08
                                                         --------     --------       --------     --------
Net income (loss)                                        $   0.14     $   0.11       $  (0.56)    $  (0.16)
                                                         ========     ========       ========     ========

Weighted average common shares and dilutive
   common share equivalents                                16,653       16,825         16,780       15,926

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